News Release

Media
Robert C. Ferris
(973) 455-3388
rob.ferris@honeywell.com

HONEYWELL NAMES DR. KRISHNA MIKKILINENI AND BASK
IYER TO EXECUTIVE MANAGEMENT TEAM

Larry Kittelberger to Retire From the Company

          MORRIS TOWNSHIP, N.J., March 22, 2010 – Honeywell (NYSE: HON) today announced that it has named Krishna Mikkilineni and Bask Iyer to its Executive Management Team, reporting to Chairman and Chief Executive Officer Dave Cote, effective on April 12, 2010. Larry Kittelberger, Senior Vice President, Technology and Operations, will retire from Honeywell after almost 13 years at the company.

          “We have counted on Larry to drive big organizational shifts for Honeywell and he has delivered every time,” said Cote. “Larry has been a champion of operational, technical, and process excellence, and has demonstrated a strong commitment to continuing the seed planting Honeywell needs for future success. He focused our engineers and technologists worldwide on the customer, innovation, growth, and productivity. I thank Larry for his great accomplishments and commitment to Honeywell.” Mikkilineni will become Senior Vice President, Engineering and Operations, and will be based in Bangalore, India. In his new role, he will be responsible for the company’s Engineering and Integrated Supply Chain organizations, including the Honeywell Operations Council and Technology Leadership Council. Mikkilineni will add these duties to his current role as President of Honeywell Technology Solutions, which has grown to 7,500 engineers. He has been with Honeywell for more than 24 years, and has served in leadership roles that span engineering, manufacturing, and business development. Mikkilineni has spent much of this time living and working in emerging markets. Mikkilineni holds a Ph.D. in electrical and computer engineering and a bachelor’s of engineering degree in electronics and communications from the University of Florida.

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Mikkilineni and Iyer Appointed – 2

          In addition to his current role as Chief Information Officer, Iyer will assume additional responsibility for Honeywell’s Global Security organization and Functional Transformation efforts. He has been with Honeywell for more than 10 years, serving in various corporate, business, and regional Information Technology (IT) leadership roles. During his career at Honeywell, Iyer lived and worked in a number of important emerging markets. He holds a master’s degree in computer science from Florida Institute of Technology, and a bachelor’s degree in mechanical engineering from Annamalai University in India.

           “Both Krishna and Bask have unique business insights and outstanding leadership skills,” continued Cote. “Krishna has demonstrated his ability to build an organization from the ground up, drive results, and lead a global enterprise. He and his team will ensure that we continue to invest wisely in new geographies, new products, new services, and new technologies. That seed planting has made a big difference during the recession and will be even more important in the future. Bask’s terrific work since joining Honeywell has added focus and rigor to our global IT operations, deploying new technology platforms and the core tools each of us needs to get our jobs done every day. This has strengthened IT’s role as a critical business partner throughout the company.” “I am proud to welcome these two proven leaders to our Executive Management Team,” concluded Cote. “Krishna and Bask reflect the terrific leadership bench strength we have developed at Honeywell, and I look forward to their continued contributions as part of my leadership team.”

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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